Exhibit 99.1
February 24, 2023 Business Update

1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation, and rising interest rates; • ability of SCE to implement its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • risks associated with SCE implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification; • ability of Edison International and SCE to obtain sufficient insurance at a reasonable cost, including insurance relating to wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risk that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements February 24, 2023

2 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Edison International leads the transformation of the electric power industry February 24, 2023 One of the nation’s largest electric-only utilities, serving over 15 million residents EIX’s principal subsidiary, with ~$5+ billion annual electric infrastructure investment opportunity Growth driven by investment in strengthening and modernizing the grid and advancing California’s aggressive climate goals Wires-focused rate base of ~$42 billion, with limited ownership of power generation capacity (<20% of power delivered from owned generation) Provides integrated sustainability, decarbonization, and energy solutions to commercial, institutional, and industrial customers Customer base includes 25 of the Fortune 100 Focused on opportunities in clean energy, advancing electrification, building a modernized and more reliable grid, and enabling customers’ technology choices

3 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Thesis: Wires-focused utility with rate base growth aligned with state’s aggressive clean energy goals February 24, 2023 Constructive California and Federal regulatory structures Aggressive climate goals met with clean, efficient, economy-wide electrification Significant investment required to strengthen and modernize the electric grid Investment in electric-led clean energy future results in strong rate base and dividend growth Decoupling of sales Forward-looking ratemaking Premium California ROE Wildfire prudency standard California GHG reduction Helping customers make clean energy choices Address wildfire risk and climate adaptation needs Infrastructure replacement Electrification infrastructure 7–9% average annual 2021– 2025 rate base growth Target dividend payout of 45–55% of SCE core earnings

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX well positioned for a decarbonized future; no coal or gas LDC exposure and high electric sales growth potential

	UTY[1]	EEI Index[2]	EDISON INTERNATIONAL	
Electric-Only & No Gas LDC Exposure (# of Companies)	6 of 21	12 of 39	✓	**No stranded asset risk with increased electrification**
No Coal Generation Ownership (# of Companies)	7 of 21	10 of 39	✓	**No coal generation or contracts in SCE's portfolio**
100% Carbon-free Electricity by 2045[3,4] (# of Companies)	10 of 21	19 of 39	✓	**SCE's aggressive target is strongly aligned with California's net zero goal**
Electric Sales per Customer (MWh/year)[5]	13–39 *Avg: 24*	12–59 *Avg: 24*	**16**	**Relatively low per-customer usage will grow with electrification, which supports affordability**

1. Philadelphia Utilities Index (UTY) consists of 21 geographically diverse public utility stocks, including one water utility. Values shown include EIX
2. EEI Index consists of 39 publicly traded companies that are members of Edison Electric Institute, which includes 18 of the companies also in UTY. Values shown include EIX
3. Company counts reflect the number of companies with goals of net zero or carbon-free electricity targets by 2045 or sooner
4. For EIX, defined as 100% carbon-free electricity delivered to SCE customers in terms of retail sales by 2045
5. Refers to total customer base, including residential, commercial, and industrial customers. Based on latest available data for year ended 2021

Source: EIX research, S&P Capital IQ Pro

February 24, 2023 Energy for What's Ahead℠ 4

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Sustainability at the core of Edison's vision to lead the transformation of the electric power industry

Committed to achieving net-zero GHG emissions by 2045.
Also have long-term ESG goals for clean energy, electrification, DEI, and safety

Environmental

2045 goals: **net-zero GHG emissions** across Scopes 1, 2, and 3 and **100% carbon-free power delivered** (~48% in 2022)[1]

Over **$800 million** in approved SCE funding **to expand transportation electrification**

SCE named to **SEPA 2023 Utility Transformation Leaderboard** for progress toward carbon-free grid

Winner of EEI's Edison Award for innovative suite of Transportation Electrification programs

Committed to SCE **vehicle fleet electrification** goals by 2030

Social

Recipient of several **awards for workplace diversity & inclusion**[2]

Long-standing **community partnerships**, incl. $2.4B annual spend with diverse suppliers

Publish **expansive data**[2] on workforce, supplier, and community investment diversity

Committed to **gender parity in executive roles by 2030** and broader DEI actions

$20 million per year in philanthropic contributions with at least 80% going to diverse and underserved communities

Governance

Highest level governance score from ISS

Board oversight of ESG risks such as safety, climate change impacts, and cybersecurity

8 of 11 directors diverse by gender, race/ethnicity, and/or LGBTQ+ self-ID; gender parity for independent directors

50% of executive annual **incentive pay tied to safety & resiliency-related goals** for 2023

CPA-Zicklin "Trendsetter" with 100% score for political accountability and disclosure[3]

1. Net zero goal is enterprise-wide. Delivered power goal is SCE-specific and percentages refer to power delivered to SCE customers. Reflects no coal generation of delivered electricity
2. View data in our annual Diversity, Equity & Inclusion Report, as well as awards and recognition in our annual Sustainability Report, both found on our Sustainability site
3. Edison International is recognized as a "Trendsetter" on the Center for Public Accountability ("CPA")-Zicklin Index of Corporate Political Disclosure and Accountability. The Trendsetter category highlights leaders in the S&P 500 for commitments to transparency and accountability in political spending

February 24, 2023 Energy for What's Ahead℠ 5

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Sustainable financing activities underscore strong link between strategy and financings

Green, Social, and Sustainability instruments will fund projects that provide distinct environmental or social benefits

Eligible Project Categories Included in Sustainable Financing Framework

	Primary Category[1]	U.N. Sustainable Development Goals Alignment
Green	Renewable Energy	7 Affordable and Clean Energy; 13 Climate Action
	Clean Transportation	9 Industry, Innovation and Infrastructure; 11 Sustainable Cities and Communities
	Energy Efficiency & Carbon Reduction	7 Affordable and Clean Energy; 11 Sustainable Cities and Communities; 13 Climate Action
	Climate Change Adaptation	9 Industry, Innovation and Infrastructure; 13 Climate Action
Social	Socioeconomic Advancement and Empowerment, Including Gender Inclusion	5 Gender Equality; 8 Decent Work and Economic Growth; 10 Reduced Inequalities

Edison's Sustainable Financing Framework aligned with ICMA's Green Bond Principles, Social Bond Principles, and Sustainability Bond Guidelines

Vigeo Eiris[2], second-party opinion provider, rated framework's Contribution to Sustainability as "Advanced" (highest rating)

SCE has issued $2.1 billion of sustainable bonds for eligible projects under the framework and $0.5 billion of green securitization bonds[3]

1. Excludes projects with GHG intensity above 100 gCO_2e / kWh and bioenergy projects that do not have a sustainable feedstock (i.e., does not negatively impact food security or contribute to deforestation). Excludes any expenditures on fossil fuel-fired generation, nuclear generation or large hydro (>30 MW)
2. Vigeo Eiris was acquired by Moody's Corporation in 2019 and has rebranded as Moody's ESG Solutions since providing their second-party opinion
3. Issued independent of Edison's Sustainable Financing Framework; Vigeo Eiris separately provided an additional second-party opinion on offerings alignment with ICMA's Green Bond Principles

February 24, 2023 | Energy for What's Ahead℠ | 6

7 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix California’s regulatory mechanisms provide revenue certainty February 24, 2023 Revenue Decoupling means earnings aren’t affected by changes in electricity sales Long-standing regulatory mechanism that breaks the link between retail electricity sales and revenue; promotes energy efficiency, helps stabilize customer bills, and supports environmental goals Changes in sales only affect timing of cash collection Balancing Accounts allow SCE to collect and refund differences to authorized revenue SCE has several balancing accounts, including for variances in sales volume, such as those related to weather and COVID-19 impacts Balancing account established for incremental residential uncollectibles Forecast Ratemaking reduces regulatory lag Four-year GRC cycle with forward-looking test year and attrition year increases CPUC has historically authorized post-test year ratemaking mechanism that gives SCE opportunity to offset some inflationary price increases based on utility-specific indices Cost of capital proceedings on three-year cycle separate from GRC

CLEAN ENERGY TRANSITION LEADERSHIP

9 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Reaching California’s 2045 GHG goals requires a near-complete transformation of energy use economy wide February 24, 2023 100% of grid sales with carbon-free electricity 80 GW of utility-scale clean generation 30 GW of utility-scale energy storage 30 GW of generation and 10 GW of storage from DERs, including 50% of single-family homes 30% of space and water heating to be electrified by 2030 70% of space and water heating to be electrified by 2045 Building electrification will increase load significantly by 2045—representing 15% of the total load 76% of light-duty vehicles need to be electric 67% of medium-duty vehicles need to be electric 38% of heavy-duty vehicles need to be electric Natural gas capacity provides a crucial role for reliability and affordability; however, consumption will decline 50% by 2045 40% of remaining gas will need to be low carbon fuels (e.g., biomethane, hydrogen) Pathway 2045: Key steps California must take to reach carbon neutrality Edison partnering with state and federal governments and with other stakeholders to advance policies that rapidly cut GHG emissions Sequestration can be achieved through additional natural resources or engineered solutions Emerging technologies and practices will be required to find the most economical method to remove carbon at this scale 1. AB 1279 became law on September 16, 2022, requiring California to be carbon neutral and to reduce anthropogenic GHG emissions by 85% from 1990 levels by 2045. Further analysis will need to be completed to determine the least-cost path to meet the 85% reduction goal 1

10 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Electricity sales required to be 100% carbon-free by 2045 Decarbonizing transportation sector, ~40% of GHG emissions, requires widespread vehicle electrification State’s commitment highlighted by requiring all new passenger vehicles sold to be zero-emission by 2035 and operations of MD/HD vehicles2 be zero-emission by 2045 Electrification of buildings and industrial processes also a key factor Remaining emissions require offset or sequestration to reach carbon neutrality 1. Buildings and Other includes residential, commercial, and agriculture 2. Medium- and heavy-duty (MD/HD) vehicles shall be 100% zero-emission by 2045 where feasible, with the mandate going into effect by 2035 for drayage trucks Source: SCE’s Pathway 2045 analysis SCE is a catalyst for achieving California’s aggressive GHG and clean energy goals February 24, 2023 Achieving 80% GHG reduction by 2050 will require fuel use changes in all sectors State Carbon Emissions Reduction Pathway California GHG Emissions, Annual million metric tons (MMT) – 100 200 300 400 2015 2020 2025 2030 2035 2040 2045 2050 80% by 2050 (86 MMT) Carbon Neutrality by 2045 (108 MMT) 40% by 2030 (260 MMT) Electricity Transportation Industrial Buildings and Other1

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Significant incremental grid investments required by 2045 to serve load growth and integrate renewables and storage

At least a third of incremental grid investment fits squarely within IOU jurisdictions

CAISO-wide grid investment in Pathway 2045 Balanced Scenario


~$75 billion
(2019$)
Transmission for Out-of-State Imports
ISO Interconnections
Local Capacity
Subtransmission
Distribution
CAISO Grid Investment 2031–2045

Infrastructure to interconnect and integrate resources

May be mix of investment by utilities, generators, and other market participants

Utility infrastructure additions and upgrades

Predominantly investments by utilities in their service areas

CAISO-wide investment required at various voltage levels and to address specific system needs

CAISO estimates $30 billion of transmission investment needed through 2040[2]; generally consistent with SCE's Pathway 2045 analysis[3]

Upgrades at lower voltages are clearly utility-owned; transmission projects may be competitively bid

Potential additional utility investment upside from storage

- Pathway 2045 analysis showed ~$54 billion[1] need for battery storage CAISO-wide
- May be opportunities where utilities are natural owners

1. In 2019 dollars under Balanced Scenario
2. Source: CAISO Draft 20-year Transmission Outlook published January 31, 2022, which is long-range conceptual plan of the transmission grid in 20 years to provide context for and framing of issues in CAISO's 10-year Transmission Plan. The 20-year outlook is not a tariff-based project approval process that focuses on project approvals
3. SCE estimates that CAISO's Draft 20-year Transmission Outlook includes approximately $8 billion of transmission investments in the utility's service area, which may be competitively bid

Source: SCE's Pathway 2045 analysis. See Pathway 2045 Appendices for additional information on the analysis and its methodology

February 24, 2023
Energy for What's Ahead℠
11

12 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Annual residential household energy costs (2019$)1 2019 2045 By 2045, a greater reliance on electricity, combined with population and economic growth, will result in a 60% increase in electricity sales from the grid Household savings driven by reduced gasoline consumption due to high market penetration of electric vehicles Improvements in equipment efficiency, energy efficiency, and demand response programs further reduce consumption Total energy cost for an average household decreases by about one-third by 2045 A decarbonized, electrified world produces energy cost savings for an average household February 24, 2023 $3,130 $4,550 Home Solar Electricity Bill Home Gas Bill Gasoline 1. Reflects annual energy costs using SCE data and does not account for the cost of equipment. Assumes average customer in 2045 would have electric vehicle, solar, and electric water and space heating Source: SCE’s Pathway 2045 analysis

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Total 2021 energy burden in SCE's service area below median and can decrease with higher levels of electrification

Electricity and total energy burdens in SCE's service area lower than those in other states...

2021 Est. Average Residential Customer Energy Burden (% of Income)[1]



Electricity
Nat. Gas
Gasoline
For customers of large utilities in:
West Virginia
Mississippi
Tennessee
Alabama
Oklahoma
Kentucky
Arkansas
South Carolina
Indiana
Vermont
Michigan
Maine
Kansas
Louisiana
Missouri
Georgia
Arizona
South Dakota
North Carolina
Rhode Island
Ohio
Oregon
Connecticut
Montana
Nebraska
Nevada
Idaho
Florida
North Dakota
SCE
Wisconsin
Delaware
Pennsylvania
Washington
New Mexico
Iowa
New Hampshire
Wyoming
Virginia
Massachusetts
New York
Colorado
Illinois
Minnesota
Utah
Maryland
New Jersey
0%
2%
4%
6%
8%
SOUTHERN CALIFORNIA EDISON

...and among California IOUs, SCE has the lowest system average rate

System Average Rate[2,3] Cents per kWh



25.2
28.6
+13% vs. SCE
38.5
+53% vs. SCE
SOUTHERN CALIFORNIA EDISON
PG&E
SDG&E

1. EIX analysis and assumptions based on representative utilities in each state, median household income data from U.S. Census Bureau, electricity expenditure data from EIA, natural gas expenditure data from AGA and EIA, and estimated share of income spent on vehicle fuel by state presented in the DOE's Vehicle Technologies Office Figure of the Week #1176, which does not include estimates for Hawaii or Alaska. Data not available for Texas
2. All rates include California Climate Credit
3. Sources: SCE Advice 4929-E effective Jan. 1, 2023, PG&E Advice 6805-E effective Jan. 1, 2023, SDG&E Advice 4129-E effective Jan. 1, 2023

February 24, 2023 Energy for What's Ahead℠ 13

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Edison International has one of the strongest electrification profiles in the industry

Transportation Electrification

Largest U.S. IOU EV charging programs with over $800 million of approved funding

Substantial state budget commitments to accelerate zero-emission vehicles

~1 in 7 U.S. EVs are in SCE's service area[1]

Current trajectory of **7.4 million EVs in CA** (2.7 million in SCE's area) by 2030, and need to achieve 7.5 million[2]

Represents **~10.7 million MWh of incremental load** in SCE's area by 2030 and **~50 million MWh by 2045**

Building Electrification

SCE has proposed **$677 million plan to accelerate adoption** of 250,000 heat pumps

State plans for $835 million in budgets over next 5 years for equitable building decarbonization; **IRA brings in excess of $22B** in tax credits and rebates nationwide[3]

Target to have **24 million residential heat pumps in California** by 2045

Represents **~2.2 million MWh of incremental load** in SCE's area by 2030 **~9.8 million MWh by 2045**

Energy Storage

SCE has **installed or procured ~5.5 GW** of storage capacity

SCE constructing **~535 MW of utility-owned storage** to support reliability

Project **30 GW of utility-scale storage needed** California-wide by 2045

Growing energy storage capacity supports reliability as **economy increasingly relies on electricity**

1. As of December 2022. Source: DMV on data provided by EPRI
2. Based on SCE analysis. SCE's Pathway 2045 analysis estimates that 7.5 million light-duty EVs are needed by 2030 for California to meet its decarbonization target
3. Inflation Reduction Act of 2022

February 24, 2023 | Energy for What's Ahead℠ | 14

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE leads the largest utility transportation electrification initiatives and programs in the U.S.

Edison's large suite of TE programs enables California's leadership of EV adoption

Approved Electric Utility Transportation Electrification Portfolios >$200 Million; $ in Millions (capital and O&M)


EIX
$872
PCG
$414
ED
$367
SRE
$235
PEG
$205
NEE
$205

By 2030, SCE will administer over $1 billion of EV purchase incentives and other equity-focused programs funded via California's LCFS program[1]

By 2027, SCE's offerings will have:

- Added >40,000 light-duty vehicle chargers and ~8,500 medium- and heavy-duty vehicles
- Directly contributed to electrification of >550,000 vehicles with ~50% in disadvantaged communities

EIX/SCE received the prestigious Edison Electric Institute (EEI) Edison Award for SCE's innovative suite of TE programs

1. Low Carbon Fuel Standard. The LCFS program at the California Air Resources Board (CARB) funds SCE's vehicle rebate programs through the sale of LCFS credits to market participants and not through customer rates. These amounts are distinct from funding approved for SCE's transportation electrification programs

Sources: EEI Electric Transportation Biannual State Regulatory Update (November 2021), SCE

February 24, 2023 | Energy for What's Ahead℠ | 15

16 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s future load growth is highly levered to EV adoption, a critical component of reaching state GHG goals February 24, 2023 1. Includes both light duty and non-light duty EV load 2. As of December 2022. Source: DMV data provided by EPRI To date, ~1 in 7 U.S. electric vehicles have been sold in SCE’s service area2 – ~440,000 EVs in SCE’s area2 SCE’s Charge Ready programs are expected to stimulate growth in EV adoption and the build out of charging infrastructure SCE’s programs include a focus on serving multi-family unit dwellings and disadvantaged communities State budget funding of ~$9 billion to accelerate zero-emission vehicles represents significant progress in helping spur adoption Electric vehicles in SCE’s service area added ~2,450 GWh of load in 2022 and could grow to 50,000+ GWh by 2045 Electric load from electric vehicles in SCE’s service area, GWh1 0 10,000 20,000 30,000 40,000 50,000 60,000 2020 '25 '30 '35 '40 2045 Current Trajectory Pathway 2045 Trajectory

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

SCE is actively strengthening grid reliability to prepare for summer 2023 and beyond

Energy Storage	**~2 GW currently online** **Installed or procured ~5.5 GW of storage capacity** and must procure 1.2 GW more by 2026 **535 MW utility-owned storage** to be online by summer 2023
Demand Response	**Improving and implementing more demand response** programs for residential and business customers In 2022, **grew DR programs by 200 MW resulting in 1 GW** of available DR load going into summer 2023 – Includes **6 MW from Virtual Power Plants** New **pilot activities in program design, incentives, and communication technologies** to provide greater customer comfort
System & Procurement	Recently **upgraded transmission lines** in eastern desert, increasing ability to integrate and deliver more renewable energy Procuring additional power **above usual weather and demand forecasts** Advocating for **changes to Resource Adequacy program** to ensure CAISO-wide resources meet grid needs

February 24, 2023 Energy for What's Ahead℠ 17

SCE WILDFIRE MITIGATION: APPROACH, PROGRESS, AND RESULTS

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

AB 1054[1] provides a strong regulatory construct for determining wildfire liability and cost recovery

Established safety certification process and additional wildfire safety oversight	Under AB 1054, SCE can obtain an annual safety certification upon submission of required safety information, including an approved wildfire mitigation plan Safety certifications valid for 12 months and remain valid until Office of Energy Infrastructure Safety acts on SCE's request for a new safety certification
Codified prudency standard that assumes utility prudency unless serious doubt created	Provided a utility is "safety certified," establishes a prudency standard that assumes utility is prudent, unless intervenors create serious doubt Prudency based on reasonable utility conduct with potential for full or partial recovery, considering factors within and beyond a utility's control (e.g., humidity, temperature, winds) Standard survives even if Wildfire Insurance Fund is depleted
Established ~$21 billion Wildfire Insurance Fund	Enhances liquidity available to pay wildfire claims Reimburses utility for eligible claims payments above the higher of $1 billion and required insurance coverage Currently ~$10 billion of assets, invested ~2/3 Treasury/Agency and ~1/3 corporate securities (Avg. credit rating of AA- with average duration of 2.9 years)[2]
Caps utility liability exposure if utility found imprudent (SCE 2023 cap: ~$3.8 Bn)	If found prudent, no requirement to reimburse fund for claims covered by fund If found imprudent or partially imprudent, shareholders reimburse fund Reimbursement capped if utility has valid safety certification.[3] The cap covers trailing three-year period and limits reimbursement to 20% of electric T&D equity rate base[4]

1. California Assembly Bill 1054, executed by the governor of California on July 12, 2019
2. Source: California Earthquake Authority Financial Report presented at the February 2, 2023 California Catastrophe Response Council meeting
3. And has not been found to have acted with conscious or willful disregard of the rights and safety of others
4. Excluding general plant and intangibles

February 24, 2023 Energy for What's Ahead℠ 19

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

California has continued to increase investments in wildfire suppression and prevention

CAL FIRE's budget has doubled since 2017-18

CAL FIRE Enacted Budget by Budget Year, $ in Millions[1]


$2.0
$2.5
$2.9
$2.5
$2.6
$3.7
$4.0
(Governor's Proposed Budget)
2017-18
2018-19
2019-20
2020-21
2021-22
2022-23
2023-24

CAL FIRE's staffing has increased by 67% since 2017-18

Thousands of CAL FIRE Budget Year Positions[1]


6.9
7.2
7.7
8.1
8.8
11.3
11.5
(Governor's Proposed Budget)
2017-18
2018-19
2019-20
2020-21
2021-22
2022-23
2023-24

State has proposed $2.7 billion over 4 years[2] for Wildfire & Forest Resilience Strategy

60+ aircraft make CAL FIRE's fleet the largest civil aerial firefighting fleet in the world[3]

In 2022, state experienced 85% reduction in acres burned and 78% reduction in structures destroyed[4]

1. As initially enacted. Does not include subsequent Emergency Fund funding. 2023-24 Budget refers to the Governor's Proposed Budget
2. Budgeted across departments and budget years Portions of the funding for the Wildfire & Forest Resilience Strategy are captured within CAL FIRE's overall budget and the action in this reference
3. https://www.fire.ca.gov/programs/fire-protection/aviation-program/
4. https://www.fire.ca.gov/stats-events/

February 24, 2023 | Energy for What's Ahead℠ | 20

21 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s tools and technology allow it to monitor real-time conditions to help inform operational decision-making February 24, 2023 180+ cameras that provide visibility to about 90% high fire risk areas to monitor wildfire conditions Plan to increase coverage to nearly all of high fire risk areas by 2024 1,620+ weather stations that provide wind speed, humidity and temperature data Incorporating machine learning capabilities to enhance forecasts State-of-the-art software with high-resolution model that forecasts weather conditions down to <2 miles Millions of simulations run to determine risk, understand community impacts, and help strategize grid hardening Wildfire Camera Network HD Weather Stations Weather and Fire Spread Modeling Fuel Sampling Measuring vegetation moisture at 15 sampling sites biweekly to help determine fuel conditions Using data to train machine learning fuel moisture model to enhance operations Accessible to the public at sce.com/weatherstations Accessible to the public at www.alertwildfire.org

22 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix https://www.edison.com/_gallery/ get_file/?file_id=634a0ff38ed7df0 e03e0e3a4&file_ext=.pdf&page_i d= Covered conductor is one of the most effective measures to reduce wildfire and PSPS risks February 24, 2023 Geography Cost to Implement Execution Speed Unique Factors ~1.5 ~5.5 ~0.7 Under-ground Covered Conductor Undergrounding is considered where there is: • Communities of elevated fire concerns • High burn frequency • Limited egress • Wind speeds exceeding covered conductor PSPS thresholds • Exceptionally high potential consequence (>10,000 acres) • Operational feasibility Covered conductor can be deployed within 16–24+ months, and sometimes faster Undergrounding generally takes 25–48+ months Covered conductor installation costs significantly lower than undergrounding Undergrounding costs vary depending on construction methods, locational, and operational factors Contact from vegetation and other objects is a key risk factor in much of SCE’s area Covered conductor is very effective in mitigating these risks 1. Based on data provided in SCE’s 2023 WMP 2. The Schedule phase includes verifying permits, obtaining easements, scoping and bundling work, and scheduling construction Covered conductor is a very valuable tool to expeditiously and cost-effectively reduce wildfire risk specific to SCE. Undergrounding pursued for certain locations based on risk profile Cost per mile1 $ in Millions Chaparral (brushland) presents different primary risk factors than heavily forested areas ~55–85% lower Click to view larger image Vegetation Type Evergreen Forest Deciduous Forest Broadleaved Forest Chaparral Grassland Desert Scrub Several hundred miles currently under evaluation for additional enhanced mitigation, including undergrounding Covered Cond. Under-ground Initiate ~2–3 ~2–3 Plan ~6–9 ~9–15 Schedule2 ~6–9 ~9–15 Execute ~2–3 ~5–15 Total 16–24+ 25–48+ Avg. Implementation Time In Months

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

SCE has made significant progress in expeditiously hardening the grid to keep its communities safe

Total Circuit Miles of Distribution Lines in SCE's High Fire Risk Area


~17,000
~1,300
Bare wire until hardened during routine work in least risky areas
~3,100
Future planned hardening
~1,200
Targeted for 2023
~4,400
Completed hardening 2018–2022—primarily covered conductor
~7,000
Distribution lines already underground
By end of 2023, ~74% of total distribution lines in HFRA expected to be hardened
Distribution Miles in HFRA

February 24, 2023 Energy for What's Ahead℠ 23

24 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Substantial progress in grid hardening — ~56% of bare wire in SCE’s HFRA to be covered by end of 2023 February 24, 2023 Prioritizing riskier segments first, SCE expects to harden ~8,700 circuit miles of overhead distribution lines in HFRA by end of 2028 Circuit miles of hardened overhead distribution infrastructure1 1. Refers to circuit miles of overhead distribution infrastructure in SCE’s high fire risk areas (HFRA) 2. Subject to regulatory approval. SCE will request funding for 2025–2028 in its 2025 GRC. Miles shown are based on SCE’s proposed plan in its RAMP filing - 2,000 4,000 6,000 8,000 10,000 2018 '19 '20 '21 '22 '23 '24 '25 '26 '27 2028 Beyond current GRC cycle, SCE plans to proactively harden ~1,850 more miles 2025–2028 (next GRC cycle), which includes ~600 miles2 Continuing pace of ~1,200 miles per year, by end of 2021 GRC cycle, SCE expects to complete ~6,800 miles2 of covered conductor

25 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE estimates its wildfire mitigation and PSPS have reduced probability of losses from catastrophic wildfires by ~75–80%1,2 February 24, 2023 1. Baseline risk estimated by RMS using its wildfire model, the location of SCE’s assets, and SCE reported ignitions from 2014-2020. Risk reduction calculated by applying SCE-provided mitigation effectiveness and locations of covered conductor, tree removals, inspections, line clearing, and PSPS. Range may vary for other loss thresholds 2. Includes 50,000 year-long simulations using 20 years of weather and fire modeling weighted for the last 5 years to reflect recent experience and climate-change impacts 3. Annual losses represent potential claims resulting from wildfire. Total potential insured losses, such as damages to assets of homeowners and businesses, estimated by RMS, and uninsured losses, such as personal injury, fire suppression, and damage to publicly-owned assets estimated by SCE based on management experience and judgment 4. Fund refers to AB 1054 Wildfire Insurance Fund. SCE used the one-year RMS loss estimates with its estimates for the size of uninsured losses to quantify the reduction in probability of experiencing $3.5 billion in losses over a three-year period, excess of $1 billion aggregate each year, after which the AB 1054 liability cap would apply SCE expects to further reduce risk and decrease the need for PSPS with continued grid hardening investments Pre-20184 Year-End 2022 Estimated Risk Reduction PSPS Contribution Annual Risk of ≥$1.0 billion loss3 ~5.2% ~1.2% ~75% reduction in estimated probability of accessing the Wildfire Fund Risk of ≥$3.5 billion drawn from Fund over 3 years3 ~2.9% ~0.6% ~80% reduction in estimated probability of exceeding AB 1054 liability cap 1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody’s RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE’s assets, reported ignitions from 2014–2020, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, and PSPS de-energization criteria 2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody’s RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody’s RMS and SCE. Range may vary for other loss thresholds 3. Includes (i) total potential insured losses estimated by Moody’s RMS, and (ii) total potential uninsured losses estimated by SCE based on management experience and consultation with insurance industry experts. “Fund” refers to CA AB 1054 Wildfire Insurance Fund. SCE used Moody’s RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability 4. Moody’s RMS’s prior method of analysis regarding wildfire risk on the wildfire models was updated at SCE’s request in Q2 2022 to incorporate Moody’s RMS’s newly available climate change models, leading to adjustments to pre-2018 probabilities and in quantifying the current year-end 2022 probabilities Decreasing dependency on PSPS vs. ~30% as of Q4 20214 ~15% of total risk reduction

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Covered conductor deployment has reduced SCE's dependency on PSPS for reducing wildfire risk

SCE's approach to reducing wildfire risk is differentiated by its focus on expeditiously hardening its infrastructure

Estimated reduction in probability of losses from catastrophic wildfires compared to pre-2018 levels[1,2,3]



Current
75–80%
20%
55–60%
55–60%
65–70%
Physical Mitigation
(Grid hardening, inspections, vegetation management)
Public Safety Power Shutoffs (PSPS)
2018
2019
2020
2021
2022

Cumulative miles of covered conductor installed:

2018	2019	2020	2021	2022
~125	~495	~1,480	~2,980	**~4,400**

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, reported ignitions from 2014–2020, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, and PSPS de-energization criteria.
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. PSPS and System Hardening Values are estimated by SCE based on operational experience in 2018–2020 compared to the subsequent modeled years

February 24, 2023
Energy for What's Ahead℠ | 26

FINANCIAL INFORMATION

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE has significant capital expenditure opportunities driven by investments in the safety and reliability of the grid

Capital deployment expected to increase in future GRC and other applications[1]

Capital Expenditures, $ in Billions


Future Requests
5.4
5.7
6.0
5.8–5.9
6.7

	2021	2022	2023	2024	2025
Range Case[2]	n/a	n/a	5.7	5.2	5.3

Total 2021–2025 capital plan of $27–30 billion driven by investments in safety and reliability

Primary 2024+ potential

- Deployment of incremental miles of covered conductor[3]
- Investment to support infrastructure replacement and load growth
- Transmission and energy storage investments to meet long-term state GHG targets
- Investment enabling transportation electrification

1. Forecast for 2024 includes amounts requested in track 4 of SCE's 2021 GRC. Forecast for 2025 includes amounts currently expected to be requested in SCE's 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates
2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations; GRC forecast is in line with authorized spend over the 2021 GRC track 1 cycle
3. The final decision in track 1 of SCE's 2021 GRC established a cost recovery mechanism that would allow SCE to install additional covered conductor miles above the 4,500 circuit-mile level approved in the decision, including within the track 1 GRC period, subject to after-the-fact reasonableness review

February 24, 2023 Energy for What's Ahead℠ 28

29 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Over 85% of SCE’s capital investments are in its distribution grid, consistent with wires-focused strategy February 24, 2023 SCE forecasts investing $27–30 billion from 2021 to 2025 to support SCE’s wildfire mitigation strategy and clean energy transformation in California Percentage of 2021–2025 capital plan1 1. Subject to change depending on 2025 GRC testimony 2. Includes utility-owned storage Distribution Non-distribution 30% 20% 14% 12% 11% 8% 3% 2% Infrastructure Replacement Wildfire Mitigation Inspections & Maintenance Other Distribution2 Load Growth & New Service Connections Transmission Generation Electrification

30 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix From a 2021 base, rate base growth forecast of 7–9% through 2025, reflecting future incremental investment February 24, 2023 1. Weighted-average year basis. Excludes rate base associated with ~$1.6 billion of wildfire mitigation-related spend that shall not earn an equity return under AB 1054 2. Range Case rate base reflects capital expenditure Range Case forecast Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in pivoting to a carbon-free economy Rate Base1 , $ in Billions 35.3 38.6 41.9 44.8–45.0 49.5 2021 2022 2023 2024 2025 ~9% 2021–2025 CAGR Future Requests Range Case2 n/a n/a 41.6 43.9 47.2

31 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s long-term growth drivers highly aligned with California’s public policy goals February 24, 2023 Overarching Goals SCE Growth Drivers Safe, Reliable, and Affordable Electricity Service Infrastructure Replacement Sustained investment required to reach and maintain equilibrium replacement rate Wildfire Mitigation Significant investment in infrastructure and practices that mitigate wildfire risk, and bolster prevention and response Decarbonization of California Grid Modernization Accelerate the adoption and integration of renewables and other distributed energy resources Electrification of Transportation and Other Sectors Investments to support electrification of light-, medium-, and heavy-duty vehicles, buildings, and other sectors Energy Storage Energy storage essential to increasing carbon-free generation and reliability Transmission Future needs to meet renewables and clean energy mandates driven by CAISO planning process

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Uncollectibles, Wildfire-related, and Wildfire Insurance Applications

$ in Millions[1]

Approved Applications

Application / Account	Balance @ Dec. 31	Recovery Through	Remaining Rate Recovery by Year 2023	2024	2025
✓ GRC Track 1 (Jan.–Sept. 2021 Balance)	321	Dec. '23	321	–	–
✓ GRC Track 3	368	Sept. '25	134	134	100
✓ CSRP Track 1	388	Dec. 25	199	87	102
✓ GRC Track 2	290	Feb. '25	134	134	22
✓ Residential Uncollectibles[2]	112	Feb. '25	82	26	4
Total	**1,479**		**869**	**381**	**229**

Pending Applications[3] *(Subject to CPUC Authorization)*

Application	Request[3]	Expected Amort.[3]	Expected Rate Recovery by Year 2023	2024	2025
Wildfire Mitigation & Vegetation Mgmt.	327	12 months	–	327	–
WEMA2	215	12 months	125	90	–
2022 CEMA[4]	198	12 months	116	83	–
2021 CEMA[4]	132	12 months	77	55	–
Total	**872**		**318**	**554**	**–**

Expected Securitizations[5]

AB 1054 Capital Included In:	Amount	2023	2024	2025
✓ GRC Tracks 1 & 3	730	730	–	–
Total	**730**	**730**	–	–

1. Numbers may not add due to rounding
2. Residential Uncollectibles are tracked in a balancing account authorized by the CPUC and implemented in rates without a separate application
3. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement. Amounts and amortization subject to CPUC approval
4. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest in CEMA that would also be authorized upon commission approval
5. Amounts refer to securitization of AB 1054 capex. Actual timing will depend on the timing of execution of securitization transactions. Amounts reflect capital costs recovered upfront via securitization. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

February 24, 2023 | Energy for What's Ahead℠ | 32

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE will request CPUC cost recovery for 2017/2018 events, with first application targeted for Q3 2023

Applications for CPUC cost recovery

First application will be for TKM[1]

- Now target filing in Q3 2023
- Currently expect to request ~$2 billion (settlements + financing and legal costs)
- Plan to request securitization of approved amounts
  - Rate sensitivity to securitization: ~0.08¢/kWh per $1 billion of recovery (vs. current system average rate of 25.2¢/kWh)

Separate application for Woolsey

SCE continues to make substantial progress resolving claims

$ in Billions, as of December 31, 2022



8.8
Remaining[2]
0.9
5.0
0.5
2.4
Resolved
Cost recovery request of ~$6 billion
(+associated interest and legal costs)
SED agreement
Insurance and FERC recovery
Best Estimate of Total Losses

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. After giving effect to all payment obligations under settlements entered into through December 31, 2022, including under the agreement with the Safety and Enforcement Division of the CPUC

February 24, 2023 Energy for What's Ahead℠ 33

34 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 Oct. 1, 2022 Jan. 1, 2023 Apr. 1, 2023 Jul. 1, 2023 Oct. 1, 2023 CPUC cost of capital mechanism adjusts ROE; also resets costs of debt and preferred if triggered February 24, 2023 ROE adjustment based on 12- month average of Moody’s Baa utility bond rates, measured from October 1 to September 30 If index exceeds 100 bps deadband from benchmark, authorized ROE changes by half the difference for 2024. Further, costs of debt and preferred are updated Benchmark value based on trailing 12 months average of Moody’s Baa index as of September 30, 2022 — 4.37% An average Moody's Baa utility bond yield of 5.13% or higher from February 17, 2023, through Sept. 30, 2023, would trigger mechanism to adjust upward CPUC Cost of Capital Adjustment Mechanism (CCM) Moody’s Baa Utility Index Rate (%), as of February 16, 2023 https://www.edison.com/_gallery/get_file/?file_id=63d432a6b3aed337c6e7381c&file_ext=.xlsx&page_id= Click here for link to spreadsheet illustrating CCM mechanics Current Period Moving Average: 5.78% Current Spot Rate: 5.65% Minimum Avg. Rate to Trigger: 5.13% Benchmark: 4.37% Dead-band

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX and SCE committed to investment grade credit ratings

Long-term Issuer Rating and Outlook

As of February 24, 2023

	SCE	EIX
Moody's	**Baa1** Stable	**Baa2** Stable
S&P	BBB Stable	BBB Stable
Fitch	BBB- **Positive**	BBB- **Positive**

Long-term Debt Maturities[1]

$ in Millions, as of December 31, 2022


EIX Parent
SCE
2,585
400
2,185
2,650
500
2,150
2,000
800
1,200
350
1,950
600
1,350
2023
2024
2025
2026
2027

EIX and SCE **upgraded one notch by Moody's** in February, reflecting decline in wildfire risk facing SCE

Investment grade ratings at SCE and EIX, targeting EIX long-term FFO-to-Debt ratio of 15–17%

Total liquidity of $5.1 billion[2]

Manageable long-term debt maturities

Credit strengths include[3]:

- Stable, regulated T&D operations
- Extensive cost recovery mechanisms
- Credit supportive measures under AB 1054
- Wildfire mitigation investments

1. Excludes amortization of securitized bonds related to SCE's AB 1054 Excluded Capital Expenditures and short-term debt
2. As of Dec. 31, 2022, ~$1.6 billion at EIX Parent & Other (cash on hand of $148 million and available credit facility of ~$1.4 billion) and ~$3.5 billion at SCE (cash on hand of $766 million and available credit facility of ~$2.7 billion)
3. As described by S&P in its reports dated July 13, 2022, and September 10, 2021, and Moody's in its reports dated April 2, 2020, and October 20, 2020

February 24, 2023 Energy for What's Ahead℠ 35

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX & SCE have limited variable-rate exposure beyond 2023

Approximately $11 billion of the total ~$30 billion debt portfolio matures through 2027[1]

Outstanding Short- and Long-Term Debt Maturities (2023–2027)[1] as of December 31, 2022, $ in Millions

SCE Wildfire

Interest expense will be included in cost recovery applications. Current forecast embeds ~5.3% refinancing rate


Fixed Rate
Variable Rate
Wtd. Avg. Rate²
1,150
400
750
2,150
1,000
1,150
300
350
1,350
2023
2.3%
2024
3.2%
2025
4.2%
2026
1.2%
2027
5.3%

SCE Operational

Minimal exposure based on authorized cost of capital and 2023 securitization of final $730 million of AB 1054 capex


1,765
730
1,035
-
900
900
-
-
2023
3.4%³
2024
2025
3.7%
2026
2027

EIX Parent

Currently forecasting ~6.1% refinancing rate


1,400
1,000
400
500
800
-
600
2023
4.8%
2024
3.6%
2025
4.8%
2026
2027
5.8%

1. Does not include commercial paper or amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The table shows the 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023
2. For variable rate debt, based on 3-month term SOFR as of January 31, 2023 of 4.69% plus the applicable spread
3. Average rate does not include the interest on the $730 million variable rate term loan, which will be repaid upon securitization of AB 1054 capex and does not affect earnings

February 24, 2023
Energy for What's Ahead℠
36

37 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Initiating 2023 core EPS guidance of $4.55–4.85 February 24, 2023 1. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications 2. Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding 2023 Guidance Rate Base EPS 5.68 SCE Operational Variances 0.48–0.75 SCE Costs Excluded from Authorized (0.71) EIX Parent and Other Operational expense (0.14)–(0.13) Interest expense, preferred dividends (incl. dilution) (0.76)–(0.74) EIX Consolidated Core EPS $4.55–4.85 Share Count (in millions) 382.2 EIX 2023 Core Earnings Per Share Guidance Range Building from SCE Rate Base EPS Rate Base CPUC FERC Rate Base ($Bn) $34.3 $7.7 Equity Ratio 52.00% 47.50% ROE 10.05% 10.30% EPS $4.69 $0.99 Modeling Considerations AFUDC 0.33 2022 CEMA decision true-up 0.14 Wildfire fund debt cost (0.09) Wildfire claims debt cost1 (0.44) (to be requested for recovery) Exec. compensation not in rates (0.18)

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Gap between 2023 rate base and core EPS growth largely driven by interest on debt for wildfire claims payments[1]

Earnings from strong 8.5% 2023 rate base growth offset by higher interest expense

2022 Core EPS vs. 2023 Core EPS Guidance at Midpoint of $4.55–4.85 Range[1]



+6.7%
+1.5%
4.63
Non-Core items primarily related to 2017/18 Events 3.02
GAAP EPS 1.61
0.35
0.15
(0.19)
4.94
(0.24)
4.70
Higher debt balance as more claims settled and higher interest rates.
Interest to be included in cost recovery applications
2022 Core EPS
Rate Base Earnings
SCE Operational Variances[2]
EIX Parent & Other
Results Before Incr. WF Claims Debt Interest[2]
Incr. WF Claims Debt Interest[3]
2023 Core EPS Guidance (@ Midpoint)[1]

1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded
2. Includes SCE Operational variances plus interest expense on wildfire fund contribution debt and executive compensation not in rates. Excludes incremental interest expense on debt funding wildfire claims payments
3. Variance reflects 2022 expense of 8¢ related to financing of unmonetized tax benefits associated with wildfire claims payments previously categorized as an SCE Operational Variance

February 24, 2023 Energy for What's Ahead℠ 38

39 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX parent projects total 2023 financing needs of ~$1.4 billion, including $300–400 million of equity content February 24, 2023 1. Financing plans are subject to change 2. Equity content based on S&P methodology $1,400 $400 2.95% senior notes due March $600 term loan due April EIX 2023 Debt Maturities 2023 EIX Financing Plan1 $ in Millions Expect to issue securities with $300–400 million of equity content in potential combination of: – Hybrid securities issuance (50% equity content2 ) – ~$50–100 million common equity via internal programs (100% equity content) – At-the-market program (100% equity content) Expect to issue parent debt for the remainder $400 term loan due November

40 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX has a strong track record of meeting or exceeding EPS guidance and growing dividend February 24, 2023 0.80 2.95 2004 2023 7.1% CAGR …and has 19 consecutive years of dividend growth2 Dividends per Share (in Dollars) 1. EPS guidance was not provided in 2012 or 2018 because of the timing of final decisions in SCE’s 2012 and 2018 General Rate Cases, respectively 2. 2023 dividend annualized based on dividend declaration on December 8, 2022 EIX has consistently met or exceeded Core EPS guidance… Core EPS Relative to Guidance Range 2004 Exceeded 2005 Exceeded 2006 Exceeded 2007 Exceeded 2008 In-line 2009 Exceeded 2010 In-line 2011 Exceeded 2012 N/A1 2013 Exceeded 2014 Exceeded 2015 Exceeded 2016 In-line 2017 Exceeded 2018 N/A1 2019 In-line 2020 In-line 2021 Exceeded 2022 In-line

41 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s operational excellence program, Catalyst, includes >600 employee-driven ideas with capital and O&M benefits1 February 24, 2023 Major Themes Example High Impact Ideas Work Planning • Improve O&M cost efficiency by bundling work activities across inspections and repairs to reduce number of visits to the same asset • Optimize use of SCE's crews vs. contractors to perform construction and other tasks to manage costs while also developing employees' skills Procurement • Expand use of strategic sourcing to additional spend categories to secure better pricing • Optimize insourcing vs. outsourcing mix for certain work activities • Leverage reduced costs from vegetation management contractors to improve competitive bidding • Revise material management process at contractor warehouses Technology and Tools • Implement a single work management tool for vegetation management to optimize contractor assignments • Improve customer experience and lower service operating costs through self-service and optimized website 1. Financial benefits include O&M, costs recovered through balancing accounts, and capital expenditures

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX reaffirms 5–7% 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90[1]

Pursuing opportunities to deliver 5–7% growth rate[1]

2025 Core Earnings per Share Component Ranges[2]

Component	Modeling Considerations
Rate Base EPS[3] *(based on capex levels)* 6.35–6.75	• CPUC ROE of 10.05% and FERC ROE 10.3% • Does not include potential upside from Cost of Capital Mechanism (~$0.28 EPS per 50bps change in CPUC ROE)
SCE Op. Variances 0.65–0.75	• Includes AFUDC of ~$0.30 to $0.35, regulatory applications, operational efficiencies, among other items
SCE Costs Excluded from Authorized (0.70)–(0.65)	• Primarily wildfire claims payment-related debt • Current interest rate assumption of 5.3% (sensitivity: ~1¢ EPS per ±20bps change)
EIX Parent & Other *(including dilution)* (0.80)–(0.95)	• Current interest rate assumption of 6.1% (sensitivity: ~1¢ EPS per ±20bps change)

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For the purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in the EIX Parent and Other line. Actual financing activity may vary and is subject to change
3. Based on SCE's currently-authorized CPUC ROE of 10.05%

February 24, 2023 Energy for What's Ahead℠ 42

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

EIX offers double-digit total return potential

5–7% core EPS CAGR[1] 2021 to 2025	Underpinned by strong rate base growth of ~7–9% $27–30 billion 2021–2025 capital program
~4%+ current dividend yield[2]	19 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 35% load growth by 2035 and 60% by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 75–80% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021
2. Based on EIX stock price on February 22, 2023
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through December 31, 2022

February 24, 2023 Energy for What's Ahead℠ 43

APPENDIX

45 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Partners with market leaders to deliver on their strategic, financial, and sustainability goals by addressing carbon, cost, complex choices, and creating energy justice across communities Provide independent, expert advice and services Using an integrated approach to design and implement strategic energy roadmaps for clients to achieve the right sustainability, performance, and cost outcomes for their organizations Deliver comprehensive data-driven portfolio solutions Provides individualized strategies across sustainability, renewables, energy optimization, energy supply, transportation electrification, and analytics Serve large-scale, global customer base Clients include 25 of the Fortune 100 Offices in North America and Europe — serving customers in 30+ countries globally Helped customers execute renewable energy agreements totaling 2.2 GW in 2022, bringing total offsite procurement to 10+ GW Provide insights for clean energy efforts Supports Edison International’s clean energy, electrification, and sustainability efforts Edison Energy enables organizations to address key industry challenges February 24, 2023

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE Key Regulatory Proceedings

	Proceeding	Description and *Next Steps*
Base Rates	**2021 GRC Track 4** (A.19-08-013)	Set CPUC base revenue requirement for third attrition year (2024) *SCE rebuttal testimony to be submitted in March. PD scheduled for Q4 2023*
	Capital Structure Waiver (A.22-04-010)	Extension of waiver period for exclusions related to 2017/2018 events *Awaiting proposed decision. SCE remains in compliance while application pending*
Wildfire	**Wildfire Mitigation & Vegetation Management** (A.22-06-003)	Requesting approval of ~$327MM of rev. req. for incremental 2021 wildfire mitigation capex and O&M, and incremental 2021 veg. management O&M *CPUC Utility Audit Branch's audit report expected to be complete in June 2023*
	Insurance WEMA2 (A.20-12-010)	Approx. $215MM for wildfire insurance-related costs for July–Dec. 2020 *Awaiting issuance of proposed decision*
	2022 CEMA (A.22-03-018)	Request recovery of costs associated with 2019 winter storms and 2020 firestorms. $312MM capital, $207MM O&M; Rev. Req.: $198MM *PD expected Q2 2023*
	2023 WMP	New 3-year Wildfire Mitigation Plan covering 2023–2025 *OEIS to review for completeness by March 6 and SCE will file WMP publicly on March 27*

1. Capital reflects direct costs. Revenue requirement does not include revenue associated with AB 1054 Excluded Capital Expenditures

February 24, 2023 Energy for What's Ahead℠ 46

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Edison's near-term debt maturities are manageable with ~24% tied to SCE's operations or AB 1054 securitization

Currently Outstanding Debt Maturities (2023–2027)[1]

$ in Millions, as of December 31, 2022

	2023	2024	2025	2026	2027
Variable Rate (SOFR+)					
SCE: Operational[2]	–	–	–	–	–
SCE: AB 1054 Bridge[2]	730	–	–	–	–
SCE: Wildfire Claims	400	1,000	–	–	–
EIX Parent[2]	1,000	–	–	–	–
Total Variable Rate	**2,130**	**1,000**	**–**	**–**	**–**
Fixed Rate					
SCE: Operational	1,035	–	900	–	–
SCE: Wildfire Claims	750	1,150	300	350	1,350
EIX Parent	400	500	800	–	600
Total Fixed Rate	**2,185**	**1,650**	**2,000**	**350**	**1,950**
Total Debt[1]					
SCE: Operational	1,035	–	900	–	–
SCE: AB 1054 Bridge	730	–	–	–	–
SCE: Wildfire Claims	1,150	2,150	300	350	1,350
EIX Parent	1,400	500	800	–	600
Total Debt	**4,315**	**2,650**	**2,000**	**350**	**1,950**

SCE term loan bridges to 2023 securitization of AB 1054 capex; does not affect earnings

SCE will seek cost recovery of claims settlements and associated interest[3]

1. Does not include commercial paper borrowings, amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The table shows the 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023. The company may choose to remarket the tax-exempt bonds at that time. The bonds mature in 2033
2. Classified as short-term debt on the balance sheet
3. Refers to CPUC recovery of prudently-incurred actual losses and related costs in excess of insurance. Excludes insurance recoveries, FERC recoveries, and other ineligible amounts. SCE will include interest on debt issued to finance claims payments in recovery requests

February 24, 2023 | Energy for What's Ahead℠ | 47

48 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE continues to fund wildfire claims payments with debt February 24, 2023 Series Principal Due Rate 2021B 400 4/3/23 SOFR + 64bps 2021D 350 4/3/23 0.700% 2021J 400 8/1/23 0.700% 2021C 400 4/1/24 SOFR + 83bps 2021E 700 4/1/24 1.100% Term Loan 600 5/7/24 Adj. SOFR + 90bps 2021K 450 8/1/24 0.975% 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2022D 600 6/1/27 4.700% 2022F 750 11/1/27 5.850% 2022E 350 6/1/52 5.450% Total $5,650 Annualized Interest1: ~$205 Wildfire Claims Payment-Related Debt Issuances $ in Millions except percentages, as of December 31, 2022 Interest expense not currently recoverable in rates, however, will be included in cost recovery applications for the 2017/2018 Wildfire/Mudslide Events SCE has waiver from CPUC, allowing exclusion with respect to certain non-cash charges to equity and associated debt for calculating SCE’s regulatory equity ratio – Extension of waiver pending decision from CPUC 1. Pre-tax. Based on SOFR 4.69% as of January 31, 2023

49 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 2022 Basic EPS $ 1.61 Non-Core Items SCE 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries (3.27) Wildfire Insurance Fund expense (0.56) Upstream Lighting Program decision (0.21) Impairments2 (0.16) Employment litigation matter, net of recoveries (0.06) Organizational realignment charge (0.04) Sale of San Onofre nuclear fuel 0.03 Income tax benefit3 1.17 EIX Parent & Other Customer revenues for EIS insurance contract, net of claims 0.09 Income tax expense4 (0.01) Less: Total non-core items (3.02) Core EPS $ 4.63 EIX Core EPS Non-GAAP Reconciliations February 24, 2023 1. 2022 EPS drivers are presented based on weighted-average share count of 381.4 million 2. Impairment charges of $(0.16) recorded in 2022 includes $(0.12) related to CSRP settlement and $(0.04) related to GRC track 3 final decision 3. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28% 4. EIX non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract, net of claims are tax-effected at an estimated statutory rate of approximately 20% Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share EPS Attributable to Edison International1

50 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Low High Basic EIX EPS $4.55 $4.85 Total Non-Core Items2 — — Core EIX EPS $4.55 $4.85 1. EPS is calculated on the assumed weighted-average share count for 2023 of 382.2 million 2. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations February 24, 2023 Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance1 2023 EPS Attributable to Edison International

51 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Use of Non-GAAP Financial Measures February 24, 2023